EXHIBIT 99.1

CAMDEN PROPERTY TRUST ANNOUNCES FOURTH QUARTER
 AND FULL YEAR 2010 OPERATING RESULTS

Houston, TEXAS (February 3, 2011) – Camden Property Trust (NYSE: CPT) today announced operating results for the three and twelve months ended December 31, 2010.

Funds from Operations (“FFO”)
FFO for the fourth quarter of 2010 totaled $0.73 per diluted share or $53.9 million, as compared to ($0.53) per diluted share or ($36.3) million for the same period in 2009.  FFO for the three months ended December 31, 2010 included a net $0.04 per diluted share impact from other income recognized as a result of the dissolution of a development joint venture, offset by an impairment associated with a technology investment.  FFO for the three months ended December 31, 2009 included a $1.24 per diluted share impact from impairment losses on land held for development and predevelopment investments.

FFO for the twelve months ended December 31, 2010 totaled $2.72 per diluted share or $194.3 million, as compared to $1.68 per diluted share or $109.9 million for the same period in 2009.  FFO for the twelve months ended December 31, 2010 included a net $0.04 per diluted share impact from other income recognized as a result of the dissolution of a development joint venture, offset by an impairment associated with a technology investment.  FFO for the twelve months ended December 31, 2009 included a $1.31 per diluted share impact from impairment losses on land held for development and predevelopment investments, and a $0.04 per diluted share impact from losses related to early retirement of debt.

Net Income Attributable to Common Shareholders (“EPS”)
The Company reported net income attributable to common shareholders (“EPS”) of $17.1 million or $0.24 per diluted share for the fourth quarter of 2010, as compared to a net loss of $79.3 million or $1.19 per diluted share for the same period in 2009.  EPS for the three months ended December 31, 2010 included a $0.13 per diluted share impact from the gain on sale of discontinued operations, and a net $0.04 per diluted share impact from other income recognized as a result of the dissolution of a development joint venture, offset by an impairment associated with a technology investment.  EPS for the three months ended December 31, 2009 included a $1.24 per diluted share impact from impairment losses on land held for development and predevelopment investments.

For the twelve months ended December 31, 2010, Camden reported net income attributable to common shareholders of $23.2 million or $0.33 per diluted share, as compared to a net loss of $50.8 million or $0.80 per diluted share for the same period in 2009.  EPS for the twelve months ended December 31, 2010 included a $0.14 per diluted share impact from the gain on sale of discontinued operations, and a net $0.05 per diluted share impact from other income recognized as a result of the dissolution of a development joint venture, offset by an impairment associated with a technology investment.  EPS for the twelve months ended December 31, 2009 included a $1.31 per diluted share impact from impairment losses on land held for development and predevelopment investments, a $0.27 per diluted share impact from gain on sale of discontinued operations, and a $0.04 per diluted share impact from losses related to early retirement of debt.

A reconciliation of net income attributable to common shareholders to FFO is included in the financial tables accompanying this press release.

Same-Property Results
For the 46,293 apartment homes included in consolidated same-property results, fourth quarter 2010 same-property net operating income (“NOI”) increased 0.1% compared to the fourth quarter of 2009, with revenues increasing 1.3% and expenses increasing 3.3%.  On a sequential basis, fourth quarter 2010 same-property NOI increased 3.4% compared to the third quarter of 2010, with revenues declining 0.3% and expenses declining 5.8% compared to the prior quarter.  On a full-year basis, 2010 same-property NOI declined 3.5%, with a revenue decline of 2.0% and expense growth of 0.4% compared to the same period in 2009.  Same-property physical occupancy levels for the combined portfolio averaged 93.5% during the fourth quarter of 2010, compared to 93.1% in the fourth quarter of 2009 and 94.3% in the third quarter of 2010.

The Company defines same-property communities as communities owned and stabilized as of January 1, 2009, excluding properties held for sale and communities under redevelopment.  A reconciliation of net income to net operating income and same-property net operating income is included in the financial tables accompanying this press release.

Acquisition Activity
Camden completed one acquisition during the quarter for approximately $23 million through its Multifamily Value Add Fund, in which it owns a 20% interest. The Fund acquired Camden South Bay, a 270-home stabilized apartment community located in Corpus Christi, TX.

In addition, on December 21, 2010, the Company acquired substantially all of the ownership of Camden Plaza and Camden College Park, two of the Company’s joint ventures, resulting in Camden’s ownership interest in each joint venture increasing from 30.0% to 99.9%.  The two communities had a combined value of $146 million, and the joint ventures were consolidated for financial reporting purposes on the acquisition date.  The Company did not record a gain or loss on these transactions, as the net consideration approximated the fair market value of the net assets received.

Disposition Activity
The Company disposed of two properties during the fourth quarter for a total of $104.0 million and a gain of $9.6 million: Camden Westwind, a 464-home community in Ashburn, VA, and Camden Oasis, a 602-home apartment community in Euless, TX.

Development Activity
Construction was completed during the fourth quarter at Camden Ivy Hall, a $17 million joint venture community which is currently 68% leased.  Construction continued during the quarter on two wholly-owned development communities:  Camden Lake Nona, a $61 million project in Orlando, FL; and Camden Summerfield II, a $32 million project in Landover, MD.  Initial occupancy at these communities is scheduled for mid- to late 2011, with construction completions expected by early to mid-2012.  Subsequent to quarter-end, the Company began construction on Camden Royal Oaks II, a $14 million project in Houston, TX scheduled for initial occupancy in late 2011 with construction completion expected by mid-2012.

Camden has two additional joint venture communities which recently completed lease-up:  Belle Meade, a $38 million project that is currently 98% leased; and Braeswood Place, a $50 million project that is currently 91% leased.

The Company has eight additional development communities which may begin construction in 2011 or 2012.

Equity Issuance
During the fourth quarter, Camden issued 1,949,070 common shares through its at-the-market (“ATM”) share offering program at an average price of $50.55 per share, for total net consideration of approximately $97.0 million.  During full-year 2010, Camden issued a total of 4,867,705 common shares through its ATM program at an average price of $48.37 per share, for total net consideration of approximately $231.7 million.  Subsequent to quarter-end, Camden issued an additional 71,343 common shares at an average price of $54.06 per share, for total net consideration of approximately $3.8 million, relating to trades executed in December 2010 but settled in January 2011.

Earnings Guidance
Camden provided initial earnings guidance for 2011 based on its current and expected views of the apartment market and general economic conditions.  Full-year 2011 FFO is expected to be $2.70 to $3.00 per diluted share, and full-year 2011 EPS is expected to be $0.20 to $0.50 per diluted share.  First quarter 2011 earnings guidance is $0.65 to $0.69 per diluted share for FFO and $0.01 to $0.05 per diluted share for EPS.  Guidance for EPS excludes potential future gains on the sale of properties.  Camden intends to update its earnings guidance to the market on a quarterly basis.

The Company’s initial 2011 earnings guidance is based on projections of same-property revenue growth between 3.25% and 5.0%, expense growth between 2.5% and 3.5%, and NOI growth between 4.0% and 6.0%.  Additional information on the Company’s 2011 financial outlook and a reconciliation of expected net income attributable to common shareholders to expected FFO are included in the financial tables accompanying this press release.

Conference Call
The Company will hold a conference call on Friday, February 4, 2011 at 11:00 a.m. Central Time to review its fourth quarter and full-year 2010 results and discuss its outlook for future performance.  To participate in the call, please dial (866) 843-0890 (Domestic) or (412) 317-9250 (International) by 10:50 a.m. Central Time and enter passcode: 5729208, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at camdenliving.com.  Supplemental financial information is available in the Investor Relations section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (800) 922-6336.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law.  These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management.  Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.  Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities.  Camden owns interests in and operates 186 properties containing 63,316 apartment homes across the United States.  Upon completion of two properties under development, the Company’s portfolio will increase to 63,923 apartment homes in 188 properties.  Camden was recently named by FORTUNE® Magazine for the fourth consecutive year as one of the “100 Best Companies to Work For” in America, ranking #7.

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
	(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
OPERATING DATA	2010	2009	2010	2009
Property revenues
Rental revenues	$133,929	$128,995	$524,305	$527,429
Other property revenues	21,458	21,166	86,099	84,581
Total property revenues	155,387	150,161	610,404	612,010

Property expenses
Property operating and maintenance	44,989	41,213	179,644	172,397
Real estate taxes	15,089	15,631	67,856	69,674
Total property expenses	60,078	56,844	247,500	242,071

Non-property income
Fee and asset management income	2,144	1,915	8,172	8,008
Interest and other income	4,596	412	8,584	2,826
Income on deferred compensation plans	4,763	2,907	11,581	14,609
Total non-property income	11,503	5,234	28,337	25,443

Other expenses
Property management	4,988	5,016	19,982	18,864
Fee and asset management	1,230	1,366	4,841	4,878
General and administrative	8,423	8,233	30,762	31,243
Interest	30,815	30,932	125,893	128,296
Depreciation and amortization	44,837	43,073	172,849	171,322
Amortization of deferred financing costs	1,478	1,569	4,102	3,925
Expense on deferred compensation plans	4,763	2,907	11,581	14,609
Total other expenses	96,534	93,096	370,010	373,137

Gain on sale of properties, including land	-	-	236	-
Loss on early retirement of debt	-	-	-	(2,550)
Impairment associated with land development activities	-	(85,614)	-	(85,614)
Impairment provision for technology investments	(1,000)	-	(1,000)	-
Equity in income (loss) of joint ventures	(54)	103	(839)	695
Income from continuing operations before income taxes	9,224	(80,056)	19,628	(65,224)
Income tax expense - current	(295)	(195)	(1,581)	(967)
Income from continuing operations	8,929	(80,251)	18,047	(66,191)
Income from discontinued operations	738	864	3,481	5,101
Gain on sale of discontinued operations	9,614	-	9,614	16,887
Net income	19,281	(79,387)	31,142	(44,203)
Less (income) loss allocated to noncontrolling interests from continuing operations	(384)	1,851	(926)	403
Less income allocated to perpetual preferred units	(1,750)	(1,750)	(7,000)	(7,000)
Net income attributable to common shareholders	$17,147	($79,286)	$23,216	($50,800)

CONDENSED CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME
Net income	$19,281	($79,387)	$31,142	($44,203)
Other comprehensive income (loss)
Unrealized gain (loss) on cash flow hedging activities	490	(1,984)	(19,059)	(12,291)
Reclassification of net losses on cash flow hedging activities	5,897	5,750	23,385	22,192
Unrealized gain on available-for-sale securities, net of tax	1,392	-	3,306	-
Unrealized gain on postretirement obligations	65	-	65	-
Comprehensive income (loss)	27,125	(75,621)	38,839	(34,302)
Less (income) loss allocated to noncontrolling interests from continuing operations	(384)	1,851	(926)	403
Less income allocated to perpetual preferred units	(1,750)	(1,750)	(7,000)	(7,000)
Comprehensive income (loss) attributable to common shareholders	$24,991	($75,520)	$30,913	($40,899)

PER SHARE DATA
Net income (loss) attributable to common shareholders - basic	$0.24	($1.19)	$0.33	($0.80)
Net income (loss) attributable to common shareholders - diluted	0.24	(1.19)	0.33	(0.80)
Income (loss) from continuing operations attributable to common shareholders - basic	0.09	(1.20)	0.14	(1.15)
Income (loss) from continuing operations attributable to common shareholders - diluted	0.09	(1.20)	0.14	(1.15)

Weighted average number of common and
common equivalent shares outstanding:
Basic	70,716	66,134	68,608	62,359
Diluted	71,587	66,134	68,957	62,359

Note:  Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
	(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
FUNDS FROM OPERATIONS	2010	2009	2010	2009

Net income (loss) attributable to common shareholders	$17,147	($79,286)	$23,216	($50,800)
Real estate depreciation from continuing operations	43,550	41,927	167,949	167,120
Real estate depreciation from discontinued operations	435	846	2,711	3,360
Adjustments for unconsolidated joint ventures	2,190	1,988	8,943	7,800
Income (loss) allocated to noncontrolling interests	240	(1,794)	1,104	(646)
Gain on sale of discontinued operations	(9,614)	-	(9,614)	(16,887)
Funds from operations - diluted	$53,948	($36,319)	$194,309	$109,947

PER SHARE DATA
Funds from operations - diluted	$0.73	($0.53)	$2.72	$1.68
Cash distributions	0.45	0.45	1.80	2.05

Weighted average number of common and
common equivalent shares outstanding:
FFO - diluted	73,847	69,119	71,552	65,266

PROPERTY DATA
Total operating properties (end of period) (a)	186	183	186	183
Total operating apartment homes in operating properties (end of period) (a)	63,316	63,286	63,316	63,286
Total operating apartment homes (weighted average)	50,970	50,515	50,794	50,608
Total operating apartment homes - excluding discontinued operations (weighted average)	50,194	49,449	49,801	49,206

(a) Includes joint ventures and properties held for sale.

Note:  Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
	(In thousands)

(Unaudited)	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2010	2010	2010	2010	2009
ASSETS
Real estate assets, at cost
Land	$760,397	$763,559	$746,195	$748,604	$747,921
Buildings and improvements	4,680,361	4,613,036	4,521,376	4,527,523	4,512,124
	5,440,758	5,376,595	5,267,571	5,276,127	5,260,045
Accumulated depreciation	(1,292,924)	(1,263,173)	(1,221,422)	(1,191,604)	(1,149,056)
Net operating real estate assets	4,147,834	4,113,422	4,046,149	4,084,523	4,110,989
Properties under development and land	206,919	198,377	199,012	196,371	201,581
Investments in joint ventures	27,632	33,226	50,392	42,994	43,542
Properties held for sale, including land	-	9,737	9,692	-	-
Total real estate assets	4,382,385	4,354,762	4,305,245	4,323,888	4,356,112
Accounts receivable - affiliates	31,895	32,269	31,993	32,657	36,112
Notes receivable - affiliates	3,194	17,509	38,478	46,118	45,847
Other assets, net (a)	106,175	105,950	87,371	92,983	102,114
Cash and cash equivalents	170,575	91,071	128,155	28,553	64,156
Restricted cash	5,513	5,174	3,738	3,680	3,658
Total assets	$4,699,737	$4,606,735	$4,594,980	$4,527,879	$4,607,999

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Notes payable
Unsecured	$1,507,757	$1,507,858	$1,590,287	$1,590,473	$1,645,926
Secured	1,055,997	1,034,354	981,816	980,188	979,273
Accounts payable and accrued expenses	81,556	82,598	63,663	69,858	74,420
Accrued real estate taxes	22,338	40,340	28,416	17,005	23,241
Other liabilities (b)	141,496	144,146	137,020	138,136	145,176
Distributions payable	35,295	34,548	34,275	33,403	33,025
Total liabilities	2,844,439	2,843,844	2,835,477	2,829,063	2,901,061

Commitments and contingencies

Perpetual preferred units	97,925	97,925	97,925	97,925	97,925

Shareholders' equity
Common shares of beneficial interest	824	804	798	778	770
Additional paid-in capital	2,775,625	2,673,606	2,641,354	2,548,722	2,525,656
Distributions in excess of net income attributable to common shareholders	(595,317)	(580,046)	(550,039)	(520,798)	(492,571)
Notes receivable secured by common shares	-	-	(102)	(101)	(101)
Treasury shares, at cost	(461,255)	(461,255)	(461,517)	(461,517)	(462,188)
Accumulated other comprehensive loss (c)	(33,458)	(41,302)	(43,718)	(42,093)	(41,155)
Total common shareholders' equity	1,686,419	1,591,807	1,586,776	1,524,991	1,530,411
Noncontrolling interest	70,954	73,159	74,802	75,900	78,602
Total shareholders' equity	1,757,373	1,664,966	1,661,578	1,600,891	1,609,013
Total liabilities and shareholders' equity	$4,699,737	$4,606,735	$4,594,980	$4,527,879	$4,607,999

(a) includes:
net deferred charges of:	$13,336	$14,892	$10,193	$10,704	$11,113

(b) includes:
deferred revenues of:	$2,332	$2,347	$2,467	$2,467	$2,664
distributions in excess of investments in joint ventures of:	$32,288	$34,045	$33,074	$32,195	$31,410
fair value adjustment of derivative instruments:	$36,898	$43,267	$43,757	$42,119	$41,083

(c) Represents the fair value adjustment of derivative instruments, gain on post retirement obligations and unrealized gain on available-for-sale securities, net of tax.

CAMDEN	2011 Financial Outlook
	as of February 3, 2011

(Unaudited)

2010 Reported FFO, Adjusted for Non-Routine Items

	Total	Per Share
2010 Reported FFO	$194,309	$2.72
Adjustments for 2010 non-routine items:
Less: Gain on final resolution of a contingent liability on previously sold assets (1Q2010)	(2,677)	(0.04)
Less: Other income recognized as a result of the dissolution of a joint venture (4Q2010)	(4,175)	(0.06)
Plus: Impairment associated with a technology investment (4Q2010)	1,000	0.01

2010 FFO adjusted for non-routine items	$188,457	$2.63

2010 Fully Diluted Shares Outstanding - FFO		71,552

December 31, 2010 Fully Diluted Shares Outstanding - FFO		74,795

2010 FFO adjusted for non-routine items and December 31, 2010 Fully Diluted Shares Outstanding - FFO		$2.52

2011 Financial Outlook

Earnings Guidance - Per Diluted Share
Expected net income attributable to common shareholders per share - diluted		$0.20 - $0.50
Expected real estate depreciation		$2.34
Expected adjustments for unconsolidated joint ventures		$0.14
Expected income allocated to noncontrolling interests		$0.02
Expected FFO per share - diluted		$2.70 - $3.00

"Same Property" Communities
Number of Units		47,600
2010 Base Net Operating Income		$347 million
Total Revenue Growth		3.25% - 5.00%
Total Expense Growth		2.50% - 3.50%
Net Operating Income Growth		4.00% - 6.00%
Physical Occupancy		94.70%
∙ Impact from 1.0% change in NOI Growth is approximately $0.05 / share

Acquisitions/Dispositions
Future Dispositions Volume		$0 - $100 million
Future Acquisitions Volume (consolidated on balance sheet)		$0 - $100 million
Future Acquisitions Volume (joint venture)		$300 - $800 million

Development
Development Starts (consolidated on balance sheet)		$200 - $400 million
Development Starts (joint venture)		$50 - $150 million

Capitalized Maintenance Expenditures		$44 - $48 million

Non-Property Income
Non-Property Income, Net		$2 - $4 million
Includes: Fee and asset management income, net of expenses and
Interest and other income

Corporate Expenses
General and administrative and property management expenses		$50 - $54 million

Debt
Capitalized Interest		$7 - $10 million
Expensed Interest		$113 - $117 million

Note:  This table contains forward-looking statements.  Please see the paragraph regarding forward-looking statements earlier in this document.  Additionally, please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
	DEFINITIONS & RECONCILIATIONS
	(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income attributable to common shares computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Camden’s definition of diluted FFO also assumes conversion of all dilutive convertible securities, including minority interests, which are convertible into common equity. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income (loss) attributable to common shareholders	$17,147	($79,286)	$23,216	($50,800)
Real estate depreciation from continuing operations	43,550	41,927	167,949	167,120
Real estate depreciation from discontinued operations	435	846	2,711	3,360
Adjustments for unconsolidated joint ventures	2,190	1,988	8,943	7,800
Income (loss) allocated to noncontrolling interests	240	(1,794)	1,104	(646)
Gain on sale of discontinued operations	(9,614)	-	(9,614)	(16,887)
Funds from operations - diluted	$53,948	($36,319)	$194,309	$109,947

Weighted average number of common and
common equivalent shares outstanding:
EPS diluted	71,587	66,134	68,957	62,359
FFO diluted	73,847	69,119	71,552	65,266

Net income attributable to common shareholders - diluted	$0.24	($1.19)	$0.33	($0.80)
FFO per common share - diluted	$0.73	($0.53)	$2.72	$1.68

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income attributable to common shareholders (EPS). A reconciliation of the ranges provided for expected net income attributable to common shareholders per diluted share to expected FFO per diluted share is provided below:

	1Q11 Range		2011 Range
	Low	High	Low	High

Expected net income attributable to common shareholders per share - diluted	$0.01	$0.05	$0.20	$0.50
Expected real estate depreciation	$0.61	$0.61	$2.34	$2.34
Expected adjustments for unconsolidated joint ventures	$0.03	$0.03	$0.14	$0.14
Expected income allocated to noncontrolling interests	$0.00	$0.00	$0.02	$0.02
Expected FFO per share - diluted	$0.65	$0.69	$2.70	$3.00

Note:  This table contains forward-looking statements.  Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
	DEFINITIONS & RECONCILIATIONS
	(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income attributable to common shareholders	$17,147	($79,286)	$23,216	($50,800)
Less: Fee and asset management income	(2,144)	(1,915)	(8,172)	(8,008)
Less: Interest and other income	(4,596)	(412)	(8,584)	(2,826)
Less: (Income) loss on deferred compensation plans	(4,763)	(2,907)	(11,581)	(14,609)
Plus: Property management expense	4,988	5,016	19,982	18,864
Plus: Fee and asset management expense	1,230	1,366	4,841	4,878
Plus: General and administrative expense	8,423	8,233	30,762	31,243
Plus: Interest expense	30,815	30,932	125,893	128,296
Plus: Depreciation and amortization	44,837	43,073	172,849	171,322
Plus: Amortization of deferred financing costs	1,478	1,569	4,102	3,925
Plus: Expense (benefit) on deferred compensation plans	4,763	2,907	11,581	14,609
Less: (Gain) on sale of properties, including land	-	-	(236)	-
Plus: Loss on early retirement of debt	-	-	-	2,550
Less: Equity in (income) loss of joint ventures	54	(103)	839	(695)
Plus: Impairment associated with land development activities	-	85,614	-	85,614
Plus: Impairment provision for technology investments	1,000	-	1,000	-
Plus: Income allocated to perpetual preferred units	1,750	1,750	7,000	7,000
Plus: Income (loss) allocated to noncontrolling interests	384	(1,851)	926	(403)
Plus: Income tax expense - current	295	195	1,581	967
Less: (Income) from discontinued operations	(738)	(864)	(3,481)	(5,101)
Less: (Gain) loss on sale of discontinued operations	(9,614)	-	(9,614)	(16,887)
Net Operating Income (NOI)	$95,309	$93,317	$362,904	$369,939

"Same Property" Communities	$86,314	$86,210	$334,014	$346,237
Non-"Same Property" Communities	9,314	6,876	29,609	22,311
Other	(319)	231	(719)	1,391
Net Operating Income (NOI)	$95,309	$93,317	$362,904	$369,939

EBITDA
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on early retirement of debt, and income (loss) allocated to noncontrolling interests. The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income attributable to common shareholders to EBITDA is provided below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income attributable to common shareholders	$17,147	($79,286)	$23,216	($50,800)
Plus: Interest expense	30,815	30,932	125,893	128,296
Plus: Amortization of deferred financing costs	1,478	1,569	4,102	3,925
Plus: Depreciation and amortization	44,837	43,073	172,849	171,322
Plus: Income allocated to perpetual preferred units	1,750	1,750	7,000	7,000
Plus: Income (loss) allocated to noncontrolling interests	384	(1,851)	926	(403)
Plus: Income tax expense - current	295	195	1,581	967
Plus: Real estate depreciation and amortization from discontinued operations	435	846	2,711	3,360
Less: (Gain) on sale of properties, including land	-	-	(236)	-
Plus: Loss on early retirement of debt	-	-	-	2,550
Less: Equity in (income) loss of joint ventures	54	(103)	839	(695)
Plus: Impairment associated with land development activities	-	85,614	-	85,614
Plus: Impairment provision for technology investments	1,000	-	1,000	-
Less: (Gain) loss on sale of discontinued operations	(9,614)	-	(9,614)	(16,887)
EBITDA	$88,581	$82,739	$330,267	$334,249